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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE
                        7.75% NOTES DUE 2005, SERIES B,
                          FOR ANY AND ALL OUTSTANDING
                              7.75% NOTES DUE 2005
                                       OF
                                  ONEOK, INC.

To Our Clients:

     We are enclosing herewith a Prospectus dated                , 2000 (as
amended and supplemented from time to time, the "Prospectus") of ONEOK, Inc., an Oklahoma corporation (the "Company"), and the related Letter of Transmittal (as amended and supplemented from time to time, the "Letter of Transmittal") which together constitute the offer of the Company (the "Exchange Offer") to exchange $1,000 principal amount of its 7.75% Notes due 2005, Series B (the "Exchange Notes"), registered under the Securities Act of 1933 (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 7.75% Notes due 2005 (the "Old Notes"), of which $350,000,000 aggregate principal amount is outstanding.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                , 2000, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are participants in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as a participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each holder will represent to the Company that (i) neither the holder nor any other person receiving the Exchange Notes is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the holder is not a broker-dealer tendering Old Notes acquired directly from the Company, (iii) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (iv) the holder or any such other person (other than a broker-dealer referred to in the next paragraph) is not engaging, and does not intend to engage, in the distribution of the Exchange Notes, (v) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (vi) the holder or any such other person acknowledges that if such holder or any other person is deemed to have participated in the Exchange Offer for the purpose of distributing the Exchange Notes, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the interpretations by the staff of the Securities and Exchange Commission set forth in certain no-action letters issued to third parties in similar transactions and on which the Company is relying in making the Exchange Offer.

     Each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                            Very truly yours,